Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment Nos. 46 & 49 to the Registration Statement on Form N-1A of Fidelity Rutland Square Trust II: Strategic Advisers Small-Mid Cap Fund, Strategic Advisers International Fund, Strategic Advisers Emerging Markets Fund and Strategic Advisers International Multi-Manager Fund of our reports dated April 16, 2015; Strategic Advisers Small-Mid Cap Multi-Manager Fund, Strategic Advisers International II Fund and Strategic Advisers Emerging Markets Fund of Funds of our reports dated April 17, 2015; Strategic Advisers Income Opportunities Fund of Funds and Strategic Advisers Income Opportunities Fund of our reports dated April 20, 2015; Strategic Advisers Core Income Multi-Manager Fund of our report dated April 21, 2015 relating to the financial statements and financial highlights included in the February 28, 2015 Annual Reports to Shareholders, which is also incorporated by reference into the Registration Statement.

We also consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 2015